Exhibit 23



                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 13, 1999, relating to the financial statements, which appears in the 1998 Annual Report to Shareholders, which is incorporated by reference in J.P. Morgan & Co. Incorporated's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



      /s/ PricewaterhouseCoopers LLP
      New York, New York
      August 16, 1999